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                          AGREEMENT AND PLAN OF MERGER



     AGREEMENT AND PLAN OF MERGER, dated as of this 8th day of December, 1999, between Hauser, Inc., a Delaware corporation ("HAUSER-DEL"), and Hauser, Inc., a Colorado corporation ("HAUSER-COL"). HAUSER-DEL and HAUSER-COL are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

     WHEREAS, the Board of Directors of each of the Constituent Corporations has determined that it is advisable and in the best interests of each such corporation to merge (the "Merger") HAUSER-COL with and into HAUSER-DEL upon the terms and subject to the conditions herein provided; and

     WHEREAS, the Board of Directors of each of the Constituent Corporations has, by resolution duly adopted, approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and that it be submitted to a vote of their respective stockholders.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions set forth herein, each of the Constituent Corporations hereby agrees as follows:

     FIRST: (a) The name of each Constituent Corporation in the Merger is as follows:

          Hauser, Inc.
          Hauser, Inc.

     (b) HAUSER-DEL shall be the surviving corporation in the Merger (the "Surviving Corporation"), and following the Merger its name shall continue to be Hauser, Inc.

     SECOND: As to HAUSER-COL and HAUSER-DEL, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:



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                                                                Shares
                                                                entitled
                                                                to vote
                Designation and number     Class or Series      as a
Name of         shares in each class       of Shares            class or
Corporation     or series outstanding      entitled to Vote     series
                ---------------------      ----------------     ------

HAUSER-COL      Common Stock               N/A                  N/A
                5,183,175 Shares

HAUSER-DEL      Common Stock               N/A                  N/A
                100,000 Shares

     THIRD: The terms and conditions of the Merger, including the manner and basis of converting the shares of HAUSER-COL into shares of HAUSER-DEL are as follows:

     (a) At 5:00 p.m. on the date on which the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), the separate existence of HAUSER-COL shall cease and HAUSER-COL shall be merged with and into HAUSER-DEL, and HAUSER-DEL shall be the Surviving Corporation.

     (b) At the Effective Time, (i) each share of common stock, $0.001 par value, of HAUSER-COL that is issued and outstanding immediately before the Effective Time shall be canceled and extinguished and shall be converted into one share in HAUSER-DEL; and (ii) each share of common stock, $0.001 par value, of HAUSER-DEL that is issued and outstanding immediately before the Effective Time shall be canceled and returned to the status of authorized but unissued shares.

     (c) At the Effective Time, if any options or rights granted to purchase shares of Common Stock of HAUSER-COL remain


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outstanding, then the Surviving Corporation will assume outstanding and unexercised portions of such options and such options shall be changed and converted into options to purchase common stock of the Surviving Corporation, such that an option to purchase one share of common Stock of HAUSER-COL shall be converted into an option to purchase one share of common stock of HAUSER-DEL. No other changes in the terms and conditions of such options will occur.

     (d) At the Effective Time, (i) the Certificate of Incorporation of HAUSER-DEL as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, (ii) the By-laws of HAUSER-DEL as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, (iii) the directors and officers of HAUSER-COL holding such positions immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation; and
(iv) the name of the Surviving Corporation shall be Hauser, Inc.

     FOURTH: No amendments or changes will be made to the Certificate of Incorporation of the Surviving Corporation in the Merger.


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     FIFTH: The foregoing Agreement and Plan of Merger was duly adopted by the
Board of Directors of each Constituent Corporation on the dates set forth below:

NAME OF CORPORATION                                         DATE OF ADOPTION
-------------------                                         ----------------

HAUSER-COL                                                  December 8, 1999

HAUSER-DEL                                                  December 8, 1999


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     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        Hauser, Inc.
                                        (a Colorado corporation)


                                        By: /s/ Volker Wypyszyk
                                            ------------------------------
                                            Name:  Volker Wypyszyk
                                            Title: Co-Chief Executive
                                                   Officer and President


                                        Hauser, Inc.
                                        (a Delaware corporation)


                                        By: /s/ Volker Wypyszyk
                                            ------------------------------
                                            Name:  Volker Wypyszyk
                                            Title: President


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